Exhibit 10.1
LIMITED WAIVER AND EIGHTH AMENDMENT TO CREDIT AGREEMENT
This LIMITED WAIVER AND EIGHTH AMENDMENT TO CREDIT AGREEMENT (this “Amendment”), dated as of July 15, 2020 is among LANDEC CORPORATION, a Delaware corporation, as Borrower (the “Borrower”), the other Loan Parties party hereto, the Lenders party hereto, JPMORGAN CHASE BANK, N.A., as administrative agent for itself and the other Lenders (in such capacity, the “Administrative Agent”). Unless otherwise specified herein, capitalized and/or initially capitalized terms used in this Amendment shall have the meanings ascribed to them in the Credit Agreement (as defined below), as amended hereby.
WHEREAS, the Borrower, the other Loan Parties, the lenders party thereto (the “Lenders”), and the Administrative Agent are parties to that certain Credit Agreement, dated as of September 23, 2016 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”);
WHEREAS, the Administrative Agent delivered that certain Notice of Default; Reservation of Rights Letter dated June 8, 2020, pursuant to which the Administrative Agent notified the Borrower of the “Existing Defaults” as defined therein;
WHEREAS, subject to the terms and conditions hereof, the Administrative Agent and the Lenders party hereto have agreed to waive the Existing Defaults as set forth herein; and
WHEREAS, the Borrower has requested certain amendments be made to the Credit Agreement and the Administrative Agent and the Lenders party hereto are willing to amend the Credit Agreement on the terms and conditions set forth herein;
NOW, THEREFORE, for and in consideration of the premises and mutual agreements herein contained and for the purposes of setting forth the terms and conditions of this Amendment and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be bound, hereby agree as follows:
1.Limited Waiver.
(a)For the avoidance of doubt, the Borrower and the other Loan Parties acknowledge and agree that the Existing Defaults constituted Event of Defaults under the Credit Agreement prior to giving effect to this Amendment.
(b)Notwithstanding the forgoing waiver, the Administrative Agent and the Lenders expressly reserve their rights under Section 5.16 of the Credit Agreement to require Borrower to complete the covenants agreed to by Borrower contained in Section 5.16 as if the Existing Defaults had not been waived.
(c)Subject to the satisfaction of the conditions precedent set forth in Section 3 hereof, and subject to the other terms and conditions set forth in this Amendment, the Administrative Agent and the Lenders hereby waive the Existing Defaults.  The parties hereto agree that the limited waiver set forth in this Section shall be limited precisely as written and, except as expressly set forth in this Section, shall not be deemed to be a consent to any amendment, waiver, or modification of any other term or condition of the Credit Agreement or any other Loan Document.
2.Amendments to the Credit Agreement. Subject to the terms and conditions of this Amendment, the Credit Agreement is hereby amended as follows:
(a)Section 1.01 of the Credit Agreement is hereby amended by amending and restating the definition of “Applicable Margin” set forth therein in its entirety to read as follows:
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“Applicable Rate” means, for any day, with respect to any Loan, or with respect to the commitment fees payable hereunder, as the case may be, the applicable rate per annum set forth below under the caption “ABR Spread”, “Eurodollar Spread” or “Commitment Fee Rate”, as the case may be, based upon the Borrower’s Total Leverage Ratio as of the most recent determination date; provided that until the delivery to the Administrative Agent, pursuant to Section 5.01, of the Borrower’s consolidated financial information for the fiscal quarter of Borrower ending August 30, 2020, the “Applicable Rate” shall be the applicable rates per annum set forth below in Category 1:

Category	Total Leverage Ratio	ABR Spread	Eurodollar Spread	Commitment Fee Rate
Category 1	> 5.00 to 1.00	3.50%	4.50%	0.55%
Category 2	≤ 5.00 to 1.00 but > than 4.50 to 1.00	3.00%	4.00%	0.50%
Category 3	≤ 4.50 to 1.00 but > than 4.00 to 1.00	2.75%	3.75%	0.45%
Category 4	≤ 4.00 to 1.00 but > than 3.50 to 1.00	2.25%	3.25%	0.40%
Category 5	≤ 3.50 to 1.00 but > than 3.00 to 1.00	1.75%	2.75%	0.35%
Category 6	≤ 3.00 to 1.00 but > than 2.25 to 1.00	1.50%	2.50%	0.30%
Category 7	≤ 2.25 to 1.00 but > than 1.75 to 1.00	1.25%	2.25%	0.25%
Category 8	≤ 1.75 to 1.00 but > than 1.00 to 1.00	1.00%	2.00%	0.20%
Category 9	≤ 1.00 to 1.00	0.75%	1.75%	0.15%

For purposes of the foregoing, (a) the Applicable Rate shall be determined as of the end of each fiscal quarter of the Borrower, based upon the Borrower’s annual or quarterly consolidated financial statements delivered pursuant to Section 5.01 and (b) each change in the Applicable Rate resulting from a change in the Total Leverage Ratio shall be effective during the period commencing on and including the date of delivery to the Administrative Agent of such consolidated financial statements indicating such change and ending on the date immediately preceding the effective date of the next such change, provided that if the Borrower fails to deliver the annual or quarterly consolidated financial statements required to be delivered by it pursuant to Section 5.01, the Total Leverage Ratio shall be deemed to be in Category 1 during the period from the expiration of the time for delivery thereof until such consolidated financial statements are delivered.
If at any time the Administrative Agent determines that the financial statements upon which the Applicable Rate was determined were incorrect (whether based on a restatement, fraud or otherwise), the Borrower shall be required to retroactively pay any additional amount that the Borrower would have been required to pay if such financial statements had been accurate at the time they were delivered.
(b)Section 1.01 of the Credit Agreement is further amended by amending and restating clause (a)(ix) of the definition of “EBITDA” set forth therein in its entirety to read as follows:
“(ix) any unusual, extraordinary or one-time cash items, in an aggregate amount not to exceed (x) solely with respect to the calculation of the Total Leverage Ratio for the purposes of determining the Applicable Rate for each fiscal quarter of the Borrower ending on and after February 28, 2021, 10% of

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EBITDA and (y) for all other purposes under this Agreement, 20% of EBITDA, in each case, calculated after giving effect to this clause (ix);”
(c)Section 6.12(d) of the Credit Agreement is hereby amended and restated to read as follows:
“(d) Capital Expenditures. The Borrower will not, nor will it permit any Subsidiary to, incur or make any Capital Expenditures in the aggregate for the period commencing on June 1, 2020 through the last day of each Fiscal Quarter ending on the date set forth below to be greater than the applicable level set forth below:

Fiscal QuarterEnding	Capital Expenditures
November 29, 2020	$12,000,000
May 30, 2021	$35,270,000

3.Conditions Precedent to Effectiveness. This Amendment shall become effective upon the satisfaction of each of the following conditions precedent, in each case in form and substance reasonably satisfactory to Administrative Agent:
(a)The Administrative Agent shall have received a copy of this Amendment executed by each of the Loan Parties and the Required Lenders;
(b)The Administrative Agent shall have received a fully executed copy of a fee letter dated as of the date hereof;
(c)After giving effect to the Amendment, the representations and warranties of the Loan Parties set forth in the Loan Documents are true and correct in all material respects with the same effect as if made on the date hereof (except to the extent stated to relate to a specific earlier date, in which case that representation or warranty is true and correct in all material respect or in all respects, as applicable, as of that earlier date);
(d)No event shall have occurred and no condition shall exist which has or could be reasonably expected to have a Material Adverse Effect;
(e)The Administrative Agent shall have received the fees and expenses provided in Section 4 of this Amendment and the related fee letter; and
(f)The Administrative Agent shall have received such other documents and taken such other actions as the Administrative Agent or its counsel may have reasonably requested (including, without limitation, any such documents, instruments and items set forth on that closing checklist last delivered to the Borrower by the Administrative Agent).
4.Fees and Expenses. The Borrower agrees to pay on demand all reasonable and documented out-of-pocket costs and expenses of the Administrative Agent in connection with this Amendment, including, but not limited to, reasonable legal fees and expenses in connection with the preparation, negotiation, execution, closing, delivery and administration of this Amendment.
5.Representations and Warranties. Each Loan Party jointly and severally represents and warrants to the Administrative Agent and the Lenders that (a) such Loan Party has all necessary power and authority to execute and deliver this Amendment and perform its obligations hereunder, (b) other than the Existing

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Defaults, no Default or Event of Default exists either before or after giving effect to this Amendment, (c) this Amendment and the Loan Documents to which such Loan Party is a party, as amended hereby, constitute the legal, valid and binding obligations of each such Loan Party and are enforceable against such Loan Party in accordance with their terms, except as enforceability may be limited by debtor relief laws and general principles of equity (regardless of whether the application of such principles is considered in a proceeding in equity or at law), (d) all Liens created under the Loan Documents continue to be first priority, perfected Liens (subject only to Permitted Encumbrances) and (e) all representations and warranties of each Loan Party contained in the Credit Agreement and all other Loan Documents to which such Loan Party is a party, as amended or otherwise modified, are true and correct as of the date hereof (or, in the case of any representation or warranty not qualified as to materiality, true and correct in all material respects), except to the extent the same expressly relate to an earlier date (and in such case shall be true and correct (or, in the case of any representation or warranty not qualified as to materiality, true and correct in all material respects) as of such earlier date).
6.Ratification. Except as expressly modified in this Amendment, all of the terms, provisions and conditions of the Credit Agreement and the other Loan Documents to which a Loan Party is a party, as heretofore amended, shall remain unchanged and in full force and effect and the Credit Agreement and each other Loan Document to which a Loan Party is a party are hereby ratified and confirmed in all respects. The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Administrative Agent or the Lenders under the Credit Agreement or any of the other Loan Documents, or constitute a waiver of any provision of the Credit Agreement or any of the other Loan Documents. This Amendment shall not constitute a course of dealing with the Administrative Agent or the Lenders at variance with the Credit Agreement or the other Loan Documents such as to require further notice by the Administrative Agent or the Lenders to require strict compliance with the terms of the Credit Agreement and the other Loan Documents in the future.
7.GOVERNING LAW; JURISDICTION; CONSENT TO SERVICE OF PROCESS. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS. SECTIONS 9.09(b)-(d) OF THE CREDIT AGREEMENT ARE INCORPORATED HEREIN BY REFERENCE AND SHALL APPLY TO THIS AMENDMENT MUTATIS MUTANDIS.
8.WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AMENDMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).
9.RELEASE.
(a)EACH LOAN PARTY ACKNOWLEDGES THAT ADMINISTRATIVE AGENT AND EACH LENDER WOULD NOT ENTER INTO THIS AMENDMENT WITHOUT SUCH LOAN PARTY’S ASSURANCE HEREUNDER. EXCEPT FOR THE OBLIGATIONS ARISING HEREAFTER UNDER THIS AMENDMENT AND THE OTHER LOAN DOCUMENTS, ON BEHALF OF ITSELF AND EACH OF ITS SUBSIDIARIES, EACH LOAN PARTY HEREBY ABSOLUTELY DISCHARGES AND RELEASES ADMINISTRATIVE AGENT AND EACH LENDER, ANY PERSON THAT HAS OBTAINED ANY INTEREST FROM ADMINISTRATIVE AGENT OR ANY LENDER UNDER ANY LOAN DOCUMENT AND EACH OF ADMINISTRATIVE AGENT’S AND EACH LENDER’S FORMER AND PRESENT PARTNERS, STOCKHOLDERS, OFFICERS, DIRECTORS, EMPLOYEES, SUCCESSORS, ASSIGNEES, AFFILIATES, AGENTS AND

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ATTORNEYS (COLLECTIVELY, THE “RELEASEES”) FROM ANY KNOWN OR UNKNOWN CLAIMS WHICH ANY LOAN PARTY OR ANY OF ITS SUBSIDIARIES NOW HAS AGAINST LENDER OR ANY OTHER RELEASEE OF ANY NATURE ARISING OUT OF OR RELATED TO THE BORROWERS OR ANY OF THEIR SUBSIDIARIES, ANY DEALINGS WITH SUCH LOAN PARTY OR ANY OF ITS SUBSIDIARIES, ANY OF THE LOAN DOCUMENTS OR ANY TRANSACTIONS PURSUANT THERETO OR CONTEMPLATED THEREBY, THE COLLATERAL (OR ANY OTHER COLLATERAL OF ANY PERSON THAT PREVIOUSLY SECURED OR NOW OR HEREAFTER SECURES ANY OF THE OBLIGATIONS), OR ANY NEGOTIATIONS FOR ANY MODIFICATIONS TO OR FORBEARANCE OR CONCESSIONS WITH RESPECT TO ANY OF THE LOAN DOCUMENTS, IN EACH CASE INCLUDING ANY CLAIMS THAT SUCH LOAN PARTY OR ANY OF ITS SUBSIDIARIES, SUCCESSORS, COUNSEL AND ADVISORS MAY IN THE FUTURE DISCOVER THEY WOULD HAVE NOW HAD IF THEY HAD KNOWN FACTS NOT NOW KNOWN TO THEM, AND IN EACH CASE WHETHER FOUNDED IN CONTRACT, IN TORT OR PURSUANT TO ANY OTHER THEORY OF LIABILITY.
(b)Each Loan Party warrants, represents and agrees that it is fully aware of California Civil Code Section 1542, which provides as follows:
SECTION 1542. GENERAL RELEASE. A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.
The Loan Parties each hereby knowingly and voluntarily waive and relinquish the provisions, rights and benefits of Section 1542 and all similar federal or state laws, rights, rules, or legal principles of any other jurisdiction that may be applicable herein, and any rights they may have to invoke the provisions of any such law now or in the future with respect to the claims being released pursuant to Section 9(a), and the Loan Parties each hereby agree and acknowledge that this is an essential term of the releases set forth in Section 9(a). In connection with such releases, the Loan Parties each acknowledge that they are aware that they or their attorneys or others may hereafter discover claims or facts presently unknown or unsuspected in addition to or different from those which they now know or believe to be true with respect to the subject matter of the claims being released pursuant to Section 9(a). Nevertheless, it is the intention of the Borrowers and the other Loan Parties in executing this Amendment to fully, finally and forever settle and release all matters and all claims relating thereto, which exist, hereafter may exist or might have existed (whether or not previously or currently asserted in any action) constituting claims released pursuant to Section 9(a). Each Releasee, to the extent not a party hereto, shall be an express third-party beneficiary of this Amendment for purposes of this Section 9 and shall be entitled to enforce the provisions hereof as if it were a party hereto.
10.Miscellaneous.
(a)Counterparts; Integration; Effectiveness. This Amendment may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Amendment and the other Loan Documents (as amended hereby), constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Delivery of an executed counterpart of a signature page of this Amendment by telecopy, emailed pdf. or any other electronic means that reproduces an image of the actual executed signature page shall be effective as delivery of a manually executed counterpart of this Amendment. Without limiting the generality of the foregoing, each party hereto hereby (i) agrees that, for all purposes, including without limitation, in connection with any workout, restructuring, enforcement

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of remedies, bankruptcy proceedings or litigation among any of the Administrative Agent, the Lenders and/or the Loan Parties, electronic images of this Amendment or any other Loan Documents (in each case, including with respect to any signature pages thereto) shall have the same legal effect, validity and enforceability as any paper original, and (ii) waives any argument, defense or right to contest the validity or enforceability of the Loan Documents based solely on the lack of paper original copies of any Loan Documents, including with respect to any signature pages thereto.
(b)Severability. Any provision of this Amendment held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction. All rights, remedies and powers provided in this Amendment may be exercised only to the extent that the exercise thereof does not violate any applicable mandatory provisions of law, and all the provisions of this Amendment are intended to be subject to all applicable mandatory provisions of law which may be controlling and to be limited to the extent necessary so that they will not render this Amendment invalid or unenforceable.
(c)Headings. Section headings used in this Amendment are for convenience of reference only, are not part of this Amendment and shall not affect the construction of, or be taken into consideration in interpreting, this Amendment.
(d)Incorporation. All references to the Credit Agreement in any Loan Document shall mean the Credit Agreement as hereby modified. Upon the effectiveness of this Amendment, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of similar import shall mean and be a reference to the Credit Agreement as amended hereby.
(e)No Prejudice: No Impairment. This Amendment shall not prejudice any rights or remedies of the Administrative Agent or the Lenders under the Credit Agreement or other Loan Documents as hereby amended. The Administrative Agent and the Lenders reserve, without limitation, all rights which they have against any Loan Party or endorser of the Obligations.
[Signatures Immediately Follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Limited Waiver and Eighth Amendment to Credit Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

JPMORGAN CHASE BANK, N.A., as Administrative Agent and Lender

By: /s/ Andres Guaida
Name: Andres Guaida
Title: Managing Director
BMO HARRIS BANK N. A., as Lender

By: /s/ Corey Noland
Name: Corey Noland
Title: Director

Signature Page to Limited Waiver and Eighth Amendment to Credit Agreement
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Borrower:

LANDEC CORPORATION

By: /s/ Albert D. Bolles
Name: Albert D. Bolles
Title: President & CEO Landec
Other Loan Parties:

CURATION FOODS, INC.
GREENLINE LOGISTICS, INC.
YUCATAN FOODS, LLC
CAMDEN FRUIT CORP.

By: /s/ Albert D. Bolles
Name: Albert D. Bolles
Title: President & CEO Landec Corp
LIFECORE BIOMEDICAL, INC.
LIFECORE BIOMEDICAL, LLC

By: /s/ James G. Hall
Name: James G. Hall
Title: President

Signature Page to Limited Waiver and Eighth Amendment to Credit Agreement
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